Exhibit 99.1

Quantum-Si Reports Fourth Quarter and Fiscal Year 2022 Financial Results

The Company began shipments of PlatinumTM instruments and expects to book revenue in Q1 2023

The Company projects an extended cash runway into 2026

GUILFORD, Conn. -- (BUSINESS WIRE) -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing CompanyTM, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

Recent Business Highlights
●	Launched Platinum, the world’s first next-generation single-molecule protein sequencing system, in December 2022 and began shipping orders early in Q1 2023.
●	Hired Grace Johnston, Ph.D. as Chief Commercial Officer and added key sales and market development personnel to scale up commercial operations.
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Partnered with Aviva Systems Biology, a leading provider of antibody, protein, and immunoassay reagent products, to co-develop sample preparation kits for protein sequencing research workflows with Platinum.

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Announced a partnership and license agreement with Biovista, an AI-driven bioscience firm, to integrate Biovista’s database and visualization technology into Quantum-Si’s Cloud analytics to advance proteomics research, biomarker discovery, and drug development applications.

●	Joined the Human Proteome Organization (HUPO) Industrial Advisory Board (IAB) in support of its mission to promote proteomics technologies, techniques and training to better understand human disease.
●	Committed to an organizational restructuring designed to decrease our costs and create a more streamlined organization to support our business.

Fiscal Year 2022 Business Highlights
●	Strengthened the Executive Management team with the additions of Jeff Hawkins as Chief Executive Officer and Patrick Schneider as President and Chief Operating Officer, among others.
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Advanced technology capabilities by demonstrating the recognition of 15 out of 20 amino acids, representing a path to more than 70% coverage of the human proteome, identification of up to 90% of proteins, as well as a greater understanding of protein sequence variation and post-translational modifications (PTMs).

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Published the technology paper entitled “Real-time dynamic single-molecule protein sequencing on an integrated semiconductor device,” in Science. This is the first paper from any company demonstrating protein sequencing technology that has been published in a major peer-reviewed journal.

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Revamped business development efforts and exhibited the Platinum protein sequencing system at several trade shows, including the American Society of Human Genetics (ASHG), Society for Neuroscience, and the HUPO World Congress.

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Fostered thought leadership in the field of single-molecule protein analysis by engaging with key opinion leaders at major academic conferences, including the Vlaams Instituut voor Biotechnologie (VIB) Next-Generation Protein Analysis and Detection Conference and the Single-Molecule Protein Sequencing 3 (SMPS3) Conference.

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Published three application notes demonstrating the potential use of Quantum-Si’s next-generation single-molecule protein sequencing to detect beta-amyloid protein variants, distinguish arginine PTMs, and enable accurate protein identification.

●	Instituted several cost rationalization initiatives that resulted in annual GAAP operating expenses increasing 28% year-over-year, well below our original guidance of a 70-80% increase entering 2022.

2023 Outlook
●	The Company plans to begin beta testing for CarbonTM, our automated sample prep instrument, in Q2 2023 and then move to launch in the second half of the year.
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The Company remains committed to preserving financial strength while continuing investments in R&D and commercialization. In line with this, the Company expects non-GAAP operating expenses to be approximately flat in 2023 relative to the prior year.

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The Company expects the current balance in cash and cash equivalents and investments in marketable securities of $351.3 million as of December 31, 2022 to provide a runway to support operations and invest in the business into 2026.

“2022 was a benchmark year for Quantum-Si, setting the stage for strong growth as we bring next-generation single-molecule protein sequencing to labs everywhere,” said CEO Jeff Hawkins. “We released Platinum, our revolutionary benchtop protein sequencer, executed multiple industry collaborations, and strengthened our management team to support commercialization and scale-up.”

Fourth Quarter 2022 Financial Results
Research and development expenses were $18.2 million in the fourth quarter of 2022, compared to $14.4 million in the fourth quarter of 2021. The increase was primarily due to higher internal and external product development activities and higher personnel costs as a result of increased headcount.

Selling, general and administrative expenses were $11.2 million in the fourth quarter of 2022, compared to $13.4 million in the fourth quarter of 2021. The decrease was primarily the result of lower stock-based compensation associated with the business combination that took place last year, and a reduction in consulting services,  partially offset by an increase in compensation expense from higher headcount.

Operating expenses were $38.8 million in the fourth quarter of 2022, compared to $27.8 million in the fourth quarter of 2021, representing an increase of 39.8%. Operating expenses included a $9.5 million non-cash impairment charge in the fourth quarter of 2022 for goodwill recorded as part of the Majelac Technologies LLC (“Majelac”) acquisition in 2021.

Net loss was $33.1 million in the fourth quarter of 2022, compared to a net loss of $29.4 million in the fourth quarter of 2021. Adjusted EBITDA was negative $24.5 million in the fourth quarter of 2022, compared to negative $20.4 million in the fourth quarter of 2021. The reconciliation of non-GAAP adjusted EBITDA to net loss is provided in a table included in this press release.

As of December 31, 2022, cash and cash equivalents and investments in marketable securities were $351.3 million.

Fiscal Year 2022 Financial Results
Research and development expenses were $72.1 million in 2022, compared to $46.6 million in 2021. The increase was primarily due to higher internal and external product development activities and higher personnel costs as a result of increased headcount.

Selling, general and administrative expenses were $42.3 million in 2022, compared to $50.3 million in 2021. The decrease was primarily the result of lower stock-based compensation associated with the business combination that took place in 2021, and a reduction in consulting services, partially offset by an increase in compensation expense from higher headcount and costs related to being a public company.

Operating expenses were $123.8 million in 2022, compared to $96.9 million in 2021, representing an increase of 27.8%. Operating expenses included a $9.5 million non-cash impairment charge in 2022 for goodwill recorded as part of the Majelac acquisition in 2021.

Net loss was $132.4 million in 2022, compared to a net loss of $95.0 million in 2021. Adjusted EBITDA was negative $100.6 million in 2022, compared with negative $64.0 million in 2021. Please see the reconciliation of non-GAAP adjusted EBITDA to net loss in the table provided in this press release.

Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its fourth quarter and fiscal year 2022 financial results on Monday, March 6, 2023, at 8:30 AM Eastern Time (ET). Individuals interested in listening to the conference call may do so by joining the live webcast on the “Investors” section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register online to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing CompanyTM, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Use of Non-GAAP Financial Measures
In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are EBITDA and Adjusted EBITDA. The Company presents non-GAAP financial measures to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, EBITDA and Adjusted EBITDA, provide an additional tool for investors to use in comparing its financial performance over multiple periods.

EBITDA and Adjusted EBITDA are key performance measures that the Company’s management uses to assess its operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that EBITDA and Adjusted EBITDA enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. EBITDA and Adjusted EBITDA are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating the Company’s performance, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The non-GAAP financial measures do not replace the presentation of the Company’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with U.S. GAAP. In this press release, the Company has provided a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure. A reconciliation of EBITDA and Adjusted EBITDA to corresponding U.S. GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on several factors, and could be material to the Company’s results computed in accordance with U.S. GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$18,157	$14,385	$72,062	$46,575
Selling, general and administrative	11,203	13,405	42,296	50,333
Goodwill impairment	9,483	-	9,483	-
Total operating expenses	38,843	27,790	123,841	96,908
Loss from operations	(38,843)	(27,790)	(123,841)	(96,908)
Interest expense	-	-	-	(5)
Dividend income	2,013	1,808	5,301	2,549
Change in fair value of warrant liabilities	1,122	937	6,243	4,379
Other income (expense), net	2,568	(4,377)	(20,145)	(5,004)
Loss before provision for income taxes	(33,140)	(29,422)	(132,442)	(94,989)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(33,140)	$(29,422)	$(132,442)	$(94,989)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.24)	$(0.21)	$(0.95)	$(1.19)
Weighted-average shares used to compute net loss per share attibutable to common stockholders, basic and diluted	139,849,417	137,364,475	139,255,131	79,578,540

QUANTUM-SI INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$84,319	$35,785
Marketable securities	266,990	435,519
Prepaid expenses and other current assets	6,873	5,868
Total current assets	358,182	477,172
Property and equipment, net	16,849	8,908
Goodwill	-	9,483
Other assets	697	690
Operating lease right-of-use assets	15,757	6,973
Total assets	$391,485	$503,226
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,903	$3,393
Accrued expenses and other current liabilities	10,434	7,276
Short-term operating lease liabilities	1,369	859
Total current liabilities	15,706	11,528
Long-term liabilities:
Warrant liabilities	996	7,239
Other long-term liabilities	-	206
Operating lease liabilities	16,077	7,219
Total liabilities	32,779	26,192
Commitments and contingencies
Stockholders' equity
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 120,006,757 and 118,025,410 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	12	12
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 19,937,500 shares issued and outstanding as of December 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	758,366	744,252
Accumulated deficit	(399,674)	(267,232)
Total stockholders' equity	358,706	477,034
Total liabilities and stockholders' equity	$391,485	$503,226

QUANTUM-SI INCORPORATED
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted EBITDA

	Three months ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Net loss	$(33,140)	$(29,422)	$(132,442)	$(94,989)
Adjustments to reconcile to EBITDA:
Interest expense	-	-	-	5
Dividend income	(2,013)	(1,808)	(5,301)	(2,549)
Depreciation and amortization	795	329	2,584	1,041
EBITDA	(34,358)	(30,901)	(135,159)	(96,492)
Adjustments to reconcile to Adjusted EBITDA:
Goodwill impairment	9,483	-	9,483	-
Change in fair value of warrant liabilities	(1,122)	(937)	(6,243)	(4,379)
Other (income) expense, net	(2,568)	4,377	20,145	5,004
Stock-based compensation	4,107	7,078	11,206	24,918
Transaction related costs - business combination	-	-	-	6,920
Adjusted EBITDA	$(24,458)	$(20,383)	$(100,568)	$(64,029)

Investor Contact
Juan Avendano
ir@quantum-si.com

Media Contact
Michael Sullivan
media@quantum-si.com

Source: Quantum-Si Incorporated